[LETTERHEAD OF MCGLADREY & PULLEN, LLP]





                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
First Federal Bancorporation
Bemidji, Minnesota


We hereby consent to the incorporation by reference in this Form 10-KSB in the previously filed Registration Statement of First Federal Bancorporation on Form S-8 (No. 33-98242) of our report, dated October 26, 2001, relating to the consolidated financial statements of First Federal Bancorporation and subsidiaries.




                                        /s/ MCGLADREY & PULLEN, LLP




Duluth, Minnesota
December 18, 2001